Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports First Quarter Fiscal 2022 Financial Results
Dallas, Texas. (November 17, 2021) — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended October 31, 2021.
For the three months ended October 31, 2021, revenue, gross profit, and net income were $810.1 million, $385.0 million, and $260.4 million, respectively. These represent an increase in revenue of $217.2 million, or 36.6%; an increase in gross profit of $88.3 million, or 29.7%; and an increase in net income of $60.1 million, or 30.0%, respectively, from the same period last year. Fully diluted earnings per share for the three months were $1.08 compared to $0.83 last year, an increase of 30.1%.
Excluding the impact of certain income tax benefits related to stock-based compensation, non-GAAP fully diluted earnings per share for the three months ended October 31, 2021 and 2020, were $1.07, and $0.79, respectively, which was an increase of 35.4%. A reconciliation of non-GAAP financial measures to the most directly comparable financial measures computed in accordance with U.S. generally accepted accounting principles (GAAP) can be found in the tables attached to this press release.
On Thursday, November 18, 2021, at 11 a.m. Eastern Time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed via hyperlink at www.copart.com/investorrelations. A replay of the call will be available through February 2022 by visiting www.copart.com/investorrelations.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform links sellers to more than 750,000 Members in over 170 countries. Copart offers services to process and sell vehicles to dealers, dismantlers, rebuilders, exporters, and to the general public. Copart sells vehicles on behalf of insurance companies, banks, finance companies, charities, fleet operators, dealers, vehicle rental companies, and individuals. With operations at over 200 locations in 11 countries, Copart has more than 250,000 vehicles available online every day. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/Register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Use of Non-GAAP Financial Measures
Included in this release are certain non-GAAP financial measures, including non-GAAP net income per diluted share, which exclude the impact of certain income tax benefits related to stock-based compensation. These non-GAAP financial measures do not represent alternative financial measures under GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Furthermore, these non-GAAP financial measures do not reflect a comprehensive view of Copart’s operations in accordance with GAAP and should only be read in conjunction with the corresponding GAAP financial measures. This information constitutes non-GAAP financial measures within the meaning of Regulation G adopted by the U.S. Securities and Exchange Commission. Accordingly, Copart has presented herein, and will present in other information it publishes that contains these non-GAAP financial measures, a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.
Copart believes the presentation of non-GAAP net income per diluted share included in this release in conjunction with the corresponding GAAP financial measures provides meaningful information for investors, analysts and management in assessing Copart’s business trends and financial performance.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements concerning the potential impact of the COVID-19 pandemic on our business, operations, and operating results. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Melissa Hunter, Executive Support Manager, Office of the Chief Financial Officer
972-391-5090 or melissa.hunter@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended October 31,
	2021	2020	% Change
Service revenues and vehicle sales:
Service revenues	$667,818	$515,372	29.6%
Vehicle sales	142,314	77,568	83.5%
Total service revenues and vehicle sales	810,132	592,940	36.6%
Operating expenses:
Yard operations	271,276	206,986	31.1%
Cost of vehicle sales	126,408	64,360	96.4%
Yard depreciation and amortization	26,437	23,294	13.5%
Yard stock-based compensation	981	1,531	(35.9)%
Gross profit	385,030	296,769	29.7%
General and administrative	41,115	35,138	17.0%
General and administrative depreciation and amortization	5,323	5,655	(5.9)%
General and administrative stock-based compensation	8,471	7,382	14.8%
Total operating expenses	480,011	344,346	39.4%
Operating income	330,121	248,594	32.8%
Other expense:
Interest expense, net	(5,107)	(5,032)	1.5%
Other income, net	812	3,253	(75.0)%
Total other expense	(4,295)	(1,779)	141.4%
Income before income taxes	325,826	246,815	32.0%
Income tax expense	65,463	46,530	40.7%
Net income	$260,363	$200,285	30.0%

Basic net income per common share	$1.10	$0.85	29.4%
Weighted average common shares outstanding	237,068	235,791	0.5%

Diluted net income per common share	$1.08	$0.83	30.1%
Diluted weighted average common shares outstanding	241,221	239,968	0.5%

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 31, 2021	July 31, 2021
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$1,298,373	$1,048,260
Accounts receivable, net	562,637	480,628
Vehicle pooling costs	115,994	94,449
Inventories	48,194	44,968
Income taxes receivable	537	20,012
Prepaid expenses and other assets	14,045	14,294
Total current assets	2,039,780	1,702,611
Property and equipment, net	2,318,701	2,296,624
Operating lease right-of-use assets	123,254	119,487
Intangibles, net	43,914	45,873
Goodwill	354,062	355,717
Other assets	39,141	41,831
Total assets	$4,918,852	$4,562,143

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$411,249	$369,826
Deferred revenue	19,951	20,973
Income taxes payable	37,175	7,760
Current portion of operating and finance lease liabilities	23,536	22,472
Total current liabilities	491,911	421,031
Deferred income taxes	72,166	63,969
Income taxes payable	51,094	52,345
Operating and finance lease liabilities, net of current portion	100,920	97,961
Long-term debt and other liabilities, net of discount	408,940	397,636
Total liabilities	1,125,031	1,032,942
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—
Common stock	24	24
Additional paid-in capital	776,858	761,834
Accumulated other comprehensive loss	(111,378)	(100,860)
Retained earnings	3,128,317	2,868,203
Total stockholders' equity	3,793,821	3,529,201
Total liabilities and stockholders' equity	$4,918,852	$4,562,143

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended October 31,
	2021	2020
Cash flows from operating activities:
Net income	$260,363	$200,285
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	32,049	29,227
Allowance for credit loss	295	(157)
Equity in losses (earnings) of unconsolidated affiliates	168	(1,741)
Stock-based compensation	9,452	8,913
Gain on sale of property and equipment	(440)	(1,230)
Deferred income taxes	8,319	6,239
Changes in operating assets and liabilities:
Accounts receivable	(82,676)	(57,860)
Vehicle pooling costs	(21,697)	(10,600)
Inventories	(3,463)	(8,259)
Prepaid expenses and other current and non-current assets	3,071	15,236
Operating lease right-of-use assets and lease liabilities	382	153
Accounts payable and accrued liabilities	62,013	42,880
Deferred revenue	(979)	1,251
Income taxes receivable	19,479	25,825
Income taxes payable	26,204	8,371
Net cash provided by operating activities	312,540	258,533

Cash flows from investing activities:
Purchases of property and equipment	(64,696)	(147,093)
Proceeds from sale of property and equipment	813	271
Net cash used in investing activities	(63,883)	(146,822)

Cash flows from financing activities:
Proceeds from the exercise of stock options	5,572	20,014
Payments for employee stock-based tax withholdings	(249)	(489)
Payments of finance lease obligations	(157)	(327)
Net cash provided by financing activities	5,166	19,198
Effect of foreign currency translation	(3,710)	(2,895)
Net increase in cash, cash equivalents, and restricted cash	250,113	128,014
Cash, cash equivalents, and restricted cash at beginning of period	1,048,260	477,718
Cash, cash equivalents, and restricted cash at end of period	$1,298,373	$605,732
Supplemental disclosure of cash flow information:
Interest paid	$5,080	$4,762
Income taxes paid, net of refunds	$10,089	$6,157

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Additional Financial Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended October 31,
	2021	2020
GAAP net income	$260,363	$200,285
Effect of recognizing tax benefit on exercise of stock-based compensation	(2,987)	(11,773)
Non-GAAP net income	$257,376	$188,512

GAAP net income per diluted common share	$1.08	$0.83
Non-GAAP net income per diluted common share	$1.07	$0.79

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000